Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Scott A. Kingsley, President and CEO
Annette L. Burns, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES SECOND QUARTER 2026 RESULTS AND APPROVES AN 8.1% CASH DIVIDEND INCREASE
NORWICH, NY (July 27, 2026) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and six months ended June 30, 2026.

Net income for the second quarter of 2026 was $53.0 million, or $1.02 per diluted common share, compared to $22.5 million, or $0.44 per diluted common share, for the second quarter of 2025, and $51.1 million, or $0.98 per diluted common share, for the first quarter of 2026. Operating diluted earnings per share(1), a non-GAAP measure, was $1.01 for the second quarter of 2026, compared to $0.88 for the second quarter of 2025 and $0.97 for the first quarter of 2026.

The Company completed the acquisition of Evans Bancorp, Inc. (“Evans”) on May 2, 2025, adding 200 employees and 18 banking locations in Western New York, $1.67 billion in loans and $1.86 billion in deposits. In connection with the transaction, the Company issued 5.1 million shares of common stock, with a value of $221.8 million as of the closing date. The comparison to the second quarter of 2025 is significantly impacted by the Evans acquisition.

CEO Comments
“The second quarter demonstrated the strength and momentum of NBT’s diversified banking franchise,” said NBT President and CEO Scott Kingsley. “We generated significantly stronger earnings than the prior year quarter, grew loans across every business line and expanded our net interest margin to 3.73%, an increase of 14 basis points from one year ago. These results reflect the trust our customers place in us, the dedication of our employees and our disciplined approach to building long-term relationships and sustainable growth. With strong balance sheet fundamentals, healthy loan growth and continued momentum across our franchise, we are well positioned as we enter the second half of 2026.”
“We are also pleased to announce that we have increased our quarterly cash dividend for the fourteenth consecutive year to $0.40 per share in the third quarter,” added Kingsley. “This increase in the quarterly cash dividend of 8.1% affirms our continued commitment to providing favorable long-term returns to our shareholders.”

Second Quarter 2026 Financial Highlights
Net Income	■	Net income was $53.0 million and diluted earnings per share was $1.02
	■	Operating net income was $52.9 million and operating diluted earnings per share was $1.01(1)
Net Interest Income / NIM	■	Net interest income on a fully taxable equivalent (“FTE”) basis was $137.6 million(1)
	■	Net interest margin (“NIM”) on an FTE basis was 3.73%(1), an increase of 1 basis point (“bp”) from the prior quarter
	■	Earning asset yields of 5.05% were down 1 bp from the prior quarter
	■	Total cost of funds of 1.41% was down 1 bp from the prior quarter
Noninterest Income	■	Noninterest income was $49.6 million, or 27% of total revenues, excluding net securities gains
Loans and Credit Quality	■	Period end loans were $11.87 billion
	■	Net charge-offs to average loans was 0.15% annualized
	■	Nonperforming loans to total loans was 0.55%
	■	Allowance for loan losses to total loans was 1.18%
	■	Provision for loan losses was $6.1 million
Deposits	■	Period end deposits were $13.54 billion
	■	Total cost of deposits was 1.33% for the second quarter of 2026, down 1 bp from the first quarter of 2026
Capital	■	Stockholders’ equity was $1.94 billion as of June 30, 2026
	■	Tangible book value per share(2) was $27.71 at June 30, 2026 an increase of 4.4% from December 31, 2025
	■	Tangible equity to assets was 9.16%(1)
	■	CET1 ratio of 12.24%; Leverage ratio of 9.85%

Loans
■	Period end total loans were $11.87 billion at June 30, 2026, compared to $11.60 billion at December 31, 2025, with all business lines experiencing growth in the second quarter of 2026.
■
Period end total loans increased $276.0 million, or 2.4% from December 31, 2025 which included a $52.4 million decrease in the other consumer and residential solar portfolios, which are in a planned run-off status.

Deposits
■
Total deposits at June 30, 2026 were $13.54 billion compared to $13.50 billion at December 31, 2025. Deposit mix characteristics improved with an increase in demand deposits, interest-bearing checking, savings and money market accounts, partially offset by a decrease in time deposits.

■	Total deposits decreased $205.7 million from March 31, 2026, primarily due to expected seasonal municipal outflows.
■	The loan to deposit ratio was 87.7% at June 30, 2026, compared to 85.9% at December 31, 2025.

Net Interest Income and Net Interest Margin
■
Net interest income for the second quarter of 2026 was $137.0 million, an increase of $2.6 million, or 1.9%, from the first quarter of 2026 and an increase of $12.7 million, or 10.3%, from the second quarter of 2025. The increase in net interest income from the first quarter of 2026 was driven by one additional day in the second quarter of 2026, organic growth in interest-earning assets and a decrease in funding costs. The increase in net interest income from the second quarter of 2025 resulted primarily from the improvement in net interest margin, the Evans acquisition, organic growth in interest-earning assets and a decrease in funding costs.

■
The NIM on an FTE basis for the second quarter of 2026 was 3.73%, an increase of 1 bp from the first quarter of 2026, as a 1 bp decrease in the cost of funds more than offset a 1 bp decline in earning asset yields. The NIM on an FTE basis increased 14 bps from the second quarter of 2025 due to the impact of the Evans acquisition, organic growth and a decrease in the cost of funds.

■
Earning asset yields for the three months ended June 30, 2026 decreased 1 bp from the prior quarter to 5.05%. Loan yields for the three months ended June 30, 2026 decreased 2 bps from the prior quarter to 5.64%. Earning asset yields decreased 7 bps from the same quarter in the prior year due to Federal Reserve interest rate cuts in 2025. Average earning assets increased $109.8 million, or 0.7%, from the first quarter of 2026 and grew $846.2 million, or 6.1%, from the second quarter of 2025 due primarily to the addition of the interest-earning assets acquired from Evans and organic earning asset growth.

■
Total cost of deposits, including noninterest bearing deposits, was 1.33% for the second quarter of 2026, a decrease of 1 bp from the prior quarter, primarily due to the decrease in the cost of time deposits. Total cost of deposits decreased 18 bps from the same period in the prior year.

■	Total cost of funds for the three months ended June 30, 2026 was 1.41%, a decrease of 1 bp from the prior quarter and a decrease of 21 bps from the second quarter of 2025.

Asset Quality and Allowance for Loan Losses
■
Net charge-offs to total average loans for the second quarter of 2026 was 15 bps, compared to 17 bps in the prior quarter primarily due to a decrease in commercial net charge-offs, partially offset by an increase in residential solar and other consumer net charge-offs.

■
Nonperforming assets to total assets was 0.40% at June 30, 2026, up from 0.38% at March 31, 2026 and up from 0.33% at December 31, 2025. The increase in nonperforming assets was primarily due to an additional commercial lending relationship placed in nonaccrual status during the quarter. Past due loans to total loans increased 23 basis points from March 31, 2026, driven primarily by an increase in past due commercial loans. The majority of these loans are expected to return to current status in the third quarter.

■
Provision expense for the three months ended June 30, 2026 was $6.1 million, compared to $5.6 million for the first quarter of 2026. The increase in the provision for loan losses during the quarter was primarily due to providing for the second quarter’s loan growth.

■
The allowance for loan losses was $140.5 million, or 1.18% of total loans, at June 30, 2026, compared to $138.6 million, or 1.20% of total loans, at March 31, 2026 and compared to $138.0 million, or 1.19% of total loans, at December 31, 2025. The increase in the allowance for loan losses in the second quarter of 2026 was primarily driven by providing for the second quarter’s loan growth, partially offset by portfolio mix changes with the run-off of the other consumer and residential solar portfolios.

■	The reserve for unfunded loan commitments was $5.5 million at June 30, 2026 and March 31, 2026, compared to $5.8 million at December 31, 2025.

Noninterest Income
■
Total noninterest income, excluding securities gains, was $49.6 million for the three months ended June 30, 2026, consistent with the first quarter of 2026, and up $2.7 million, or 5.8%, from the second quarter of 2025.

■	Service charges on deposit accounts were comparable to the prior quarter and higher than the second quarter of 2025 due primarily to the Evans acquisition and new account growth.
■	Card services income increased $0.6 million, or 9.7%, from the prior quarter and increased $0.5 million, or 8.8% from the second quarter of 2025. The increase was driven by seasonal increased volumes.
■
Retirement plan administration fees increased $0.4 million, or 2.2%, from the prior quarter and increased $1.2 million, or 7.8%, from the second quarter of 2025. The increase from the prior quarter and the second quarter of 2025 was driven by higher activity-based fees, additional fees from new customer relationships and increased market values of assets under administration.

Noninterest Expense
■
Total noninterest expense was $111.4 million for the second quarter of 2026, compared to $112.2 million for the first quarter of 2026 and $122.6 million for the second quarter of 2025. Excluding acquisition expenses of $17.2 million in the second quarter of 2025, noninterest expense was 5.7% higher than the second quarter of 2025 primarily due to the Evans acquisition and continued investments in our people, markets and infrastructure.

■
Salaries and benefits increased 0.4% from the prior quarter driven by a full quarter of merit pay increases, which were effective in March, one additional payroll day and higher medical expenses. The increase was partially offset by lower payroll taxes and stock-based compensation expenses which are seasonally higher in the first quarter. The increase from the second quarter of 2025 was driven by the impact of the Evans acquisition as NBT added 200 Evans employees in May 2025, annual merit pay increases and higher medical expenses.

■
Technology and data services were consistent with the prior quarter and increased $1.0 million from the second quarter of 2025 primarily due to the Evans acquisition, timing of planned activities and ongoing investment in enterprise technology initiatives.

■
Occupancy costs decreased $1.5 million from the prior quarter and increased $0.4 million from the second quarter of 2025. The $1.5 million decrease from the prior quarter was driven by lower seasonal maintenance and utilities costs following the harsh winter conditions across the footprint in the first quarter of 2026. The $0.4 million increase from the second quarter of 2025 was driven by additional expenses from the Evans acquisition and higher facilities costs related to new branch banking locations.

■
Professional fees and outside services were consistent with the prior quarter and increased $0.6 million from the second quarter of 2025 primarily due to the Evans acquisition and the timing of various initiatives.

■
No provision expense for unfunded loan commitments was recognized for the three months ended June 30, 2026, compared to expense of $1.7 million for the three months ended June 30, 2025, which  included $0.5 million of acquisition-related provision associated with unfunded loan commitments acquired in the Evans acquisition.

■
Other expenses were consistent with the prior quarter and increased $0.6 million from the second quarter of 2025. The increase from the second quarter of 2025 reflects the Evans acquisition including increased FDIC insurance expense, travel and charitable contributions.

Income Taxes

■
The effective tax rate for the second quarter of 2026 was 23.3%, which was consistent with the prior quarter and down from 26.7% for the second quarter of 2025. The decrease in the effective tax rate from the second quarter of 2025 was primarily due to the second quarter 2025 estimated impact of nondeductible acquisition expenses related to the Evans acquisition and a lower level of tax-exempt income as a percentage of total pretax income.

Capital
■
Tangible common equity to tangible assets(1) was 9.16% at June 30, 2026. Tangible book value per share(2) was $27.71 at June 30, 2026, which increased 4.4% from $26.54 at December 31, 2025 and increased 12.8% from $24.57 at June 30, 2025.

■
Stockholders’ equity increased $47.7 million from December 31, 2025 driven by net income generation of $104.2 million, partially offset by dividends declared of $38.5 million, the repurchase of common stock of $14.0 million and a $6.5 million increase in accumulated other comprehensive loss reflecting the change in the fair value of securities available for sale.

■	As of June 30, 2026, CET1 capital ratio of 12.24%, leverage ratio of 9.85% and total risk-based capital ratio of 14.18%.

Dividend
■
The Board of Directors approved a third-quarter cash dividend of $0.40 per share at a meeting held earlier today. The dividend represents a $0.03 per share, or 8.1%, increase over the dividend paid in the third quarter of 2025. This is the Company’s fourteenth consecutive year of annual dividend increases. The dividend will be paid on September 15, 2026 to stockholders of record as of September 1, 2026.

Stock Repurchase
■
The Company purchased 68,595 shares of its common stock during the second quarter of 2026 for a total of $3.0 million at an average price of $43.96 per share under its previously announced stock repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of June 30, 2026, there were 1,431,405 shares available for repurchase under this plan.

Subordinated Debt Redemption
■
On June 30, 2026, the Company redeemed $25 million of subordinated debt using existing liquidity sources. The subordinated debt had a fixed rate of 3.50% which converted to a floating rate at 6.50% in the second quarter of 2026.

Conference Call and Webcast
The Company will host a conference call at 10:00 a.m. (Eastern) Tuesday, July 28, 2026, to review the second quarter 2026 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $16.21 billion at June 30, 2026. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 173 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service regional insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtbank.com/Insurance.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers, and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”) and international trade disputes (including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; and (20) the Company’s success at managing the risks involved in the foregoing items.
The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.
Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Profitability (reported)
Diluted earnings per share	$1.02	$0.98	$1.06	$1.03	$0.44
Weighted average diluted common shares outstanding	52,238,983	52,352,800	52,524,388	52,642,688	50,787,474
Return on average assets(3)	1.32%	1.30%	1.37%	1.35%	0.59%
Return on average equity(3)	11.04%	10.89%	11.81%	11.86%	5.27%
Return on average tangible common equity(1)(3)	15.65%	15.59%	17.05%	17.35%	8.01%
Net interest margin(1)(3)	3.73%	3.72%	3.65%	3.66%	3.59%

	6 Months Ended June 30,
	2026	2025
Profitability (reported)
Diluted earnings per share	$1.99	$1.21
Weighted average diluted common shares outstanding	52,290,178	49,143,067
Return on average assets(3)	1.31%	0.82%
Return on average equity(3)	10.96%	7.35%
Return on average tangible common equity(1)(3)	15.62%	10.69%
Net interest margin(1)(3)	3.73%	3.52%

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Profitability (operating)
Diluted earnings per share(1)	$1.01	$0.97	$1.05	$1.05	$0.88
Return on average assets(1)(3)	1.32%	1.29%	1.37%	1.37%	1.19%
Return on average equity(1)(3)	11.01%	10.82%	11.79%	12.05%	10.52%
Return on average tangible common equity(1)(3)	15.61%	15.50%	17.02%	17.61%	15.25%

	6 Months Ended June 30,
	2026	2025
Profitability (operating)
Diluted earnings per share(1)	$1.98	$1.70
Return on average assets(1)(3)	1.30%	1.16%
Return on average equity(1)(3)	10.91%	10.34%
Return on average tangible common equity(1)(3)	15.55%	14.77%

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance sheet data
Short-term interest-bearing accounts	$107,489	$564,514	$301,958	$394,485	$276,786
Securities available for sale	2,006,206	1,918,526	1,862,838	1,813,194	1,729,428
Securities held to maturity	755,086	748,607	762,756	771,474	809,664
Net loans	11,733,581	11,408,655	11,460,114	11,456,134	11,484,480
Total assets	16,214,957	16,204,406	15,995,121	16,112,584	16,014,781
Total deposits	13,537,302	13,742,966	13,499,193	13,660,918	13,515,232
Total borrowings	471,195	297,407	327,422	319,358	411,376
Total liabilities	14,271,038	14,290,009	14,098,905	14,259,438	14,209,615
Stockholders’ equity	1,943,919	1,914,397	1,896,216	1,853,146	1,805,166

Capital
Equity to assets	11.99%	11.81%	11.85%	11.50%	11.27%
Tangible equity ratio(1)	9.16%	8.96%	8.95%	8.58%	8.30%
Book value per share	$37.42	$36.81	$36.32	$35.33	$34.46
Tangible book value per share(2)	$27.71	$27.05	$26.54	$25.51	$24.57
Leverage ratio	9.85%	9.70%	9.48%	9.34%	9.55%
Common equity tier 1 capital ratio	12.24%	12.34%	12.07%	11.80%	11.37%
Tier 1 capital ratio	12.24%	12.34%	12.07%	11.80%	11.37%
Total risk-based capital ratio	14.18%	14.52%	14.24%	13.97%	14.48%
Common stock price (end of period)	$49.37	$42.58	$41.52	$41.76	$41.55

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Asset quality
Nonaccrual loans	$62,898	$57,903	$44,592	$46,450	$43,181
90 days past due and still accruing	2,410	3,352	7,131	6,966	3,211
Total nonperforming loans	65,308	61,255	51,723	53,416	46,392
Other real estate owned	-	22	402	267	345
Total nonperforming assets	65,308	61,277	52,125	53,683	46,737
Allowance for loan losses	140,500	138,600	138,000	139,000	140,200

Asset quality ratios
Allowance for loan losses to total loans	1.18%	1.20%	1.19%	1.20%	1.21%
Total nonperforming loans to total loans	0.55%	0.53%	0.45%	0.46%	0.40%
Total nonperforming assets to total assets	0.40%	0.38%	0.33%	0.33%	0.29%
Allowance for loan losses to total nonperforming loans	215.13%	226.27%	266.81%	260.22%	302.21%
Past due loans to total loans(4)	0.63%	0.40%	0.38%	0.38%	0.38%
Net charge-offs to average loans(3)	0.15%	0.17%	0.16%	0.15%	0.09%

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Loan net charge-offs by line of business
Commercial	$1,217	$2,285	$1,232	$1,047	$97
Residential mortgage and home equity	22	(106)	(15)	18	(27)
Indirect auto	439	843	877	679	749
Residential solar and other consumer	2,558	1,955	2,671	2,556	1,542
Total loan net charge-offs	$4,236	$4,977	$4,765	$4,300	$2,361

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.85%	0.89%	0.76%	0.81%	0.79%
Commercial real estate	1.06%	1.05%	1.06%	1.13%	1.14%
Residential mortgage	0.99%	0.99%	1.06%	1.05%	1.05%
Auto	0.70%	0.70%	0.68%	0.70%	0.70%
Residential solar and other consumer	4.39%	4.39%	4.09%	3.62%	3.64%
Total	1.18%	1.20%	1.19%	1.20%	1.21%

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Loans by line of business
Commercial & industrial	$1,755,123	$1,669,624	$1,671,974	$1,644,218	$1,692,335
Commercial real estate	4,893,543	4,783,384	4,798,957	4,830,761	4,800,494
Residential mortgage	2,558,338	2,539,249	2,537,593	2,528,565	2,530,344
Home equity	465,340	447,462	448,113	435,584	423,355
Indirect auto	1,450,482	1,333,017	1,340,524	1,327,689	1,319,401
Residential solar and other consumer	751,255	774,519	800,953	828,317	858,751
Total loans	$11,874,081	$11,547,255	$11,598,114	$11,595,134	$11,624,680

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2026	2025
Assets
Cash and due from banks	$187,164	$185,158
Short-term interest-bearing accounts	107,489	301,958
Equity securities, at fair value	50,732	48,760
Securities available for sale, at fair value	2,006,206	1,862,838
Securities held to maturity (fair value $692,689 and $702,577, respectively)	755,086	762,756
Federal Reserve and Federal Home Loan Bank stock	51,540	44,575
Loans held for sale	-	1,108
Loans	11,874,081	11,598,114
Less allowance for loan losses	140,500	138,000
Net loans	$11,733,581	$11,460,114
Premises and equipment, net	98,119	99,277
Goodwill	453,278	453,278
Intangible assets, net	51,117	57,656
Bank owned life insurance	314,806	317,733
Other assets	405,839	399,910
Total assets	$16,214,957	$15,995,121

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,861,366	$3,800,209
Savings, interest-bearing checking and money market	8,347,052	8,206,539
Time	1,328,884	1,492,445
Total deposits	$13,537,302	$13,499,193
Short-term borrowings	316,438	148,069
Long-term debt	43,043	43,176
Subordinated debt, net	-	24,509
Junior subordinated debt	111,714	111,668
Other liabilities	262,541	272,290
Total liabilities	$14,271,038	$14,098,905

Total stockholders’ equity	$1,943,919	$1,896,216

Total liabilities and stockholders’ equity	$16,214,957	$15,995,121

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Interest, fee and dividend income
Interest and fees on loans	$163,764	$158,912	$324,866	$296,964
Securities available for sale	14,770	11,609	28,252	21,871
Securities held to maturity	4,426	4,870	8,776	9,784
Other	2,801	2,186	6,513	3,362
Total interest, fee and dividend income	$185,761	$177,577	$368,407	$331,981
Interest expense
Deposits	$44,879	$48,219	$89,714	$90,807
Short-term borrowings	1,165	1,046	1,987	1,912
Long-term debt	445	296	886	562
Subordinated debt	611	2,001	1,121	3,823
Junior subordinated debt	1,698	1,795	3,388	3,434
Total interest expense	$48,798	$53,357	$97,096	$100,538
Net interest income	$136,963	$124,220	$271,311	$231,443
Provision for loan losses	$6,136	$4,813	$11,713	$12,367
Provision for loan losses - acquisition day 1 non-PCD	-	13,022	-	13,022
Total provision for loan losses	$6,136	$17,835	$11,713	$25,389
Net interest income after provision for loan losses	$130,827	$106,385	$259,598	$206,054
Noninterest income
Service charges on deposit accounts	$5,194	$4,578	$10,462	$8,821
Card services income	6,613	6,077	12,641	11,394
Retirement plan administration fees	16,928	15,710	33,494	31,568
Wealth management	10,948	10,678	22,082	21,624
Insurance services	4,177	4,097	8,659	8,858
Bank owned life insurance income	2,505	2,180	5,164	5,577
Net securities gains	175	112	617	8
Other	3,187	3,500	6,744	6,534
Total noninterest income	$49,727	$46,932	$99,863	$94,384
Noninterest expense
Salaries and employee benefits	$69,004	$64,155	$137,763	$124,849
Technology and data services	11,850	10,804	23,360	21,042
Occupancy	9,475	9,038	20,485	18,065
Professional fees and outside services	5,662	5,021	11,216	9,973
Amortization of intangible assets	3,191	3,042	6,539	5,153
Reserve for unfunded loan commitments	-	1,702	(300)	1,792
Acquisition expenses	-	17,180	-	18,401
Other	12,256	11,668	24,607	23,235
Total noninterest expense	$111,438	$122,610	$223,670	$222,510
Income before income tax expense	$69,116	$30,707	$135,791	$77,928
Income tax expense	16,086	8,197	31,619	18,673
Net income	$53,030	$22,510	$104,172	$59,255
Earnings Per Share
Basic	$1.02	$0.45	$2.00	$1.21
Diluted	$1.02	$0.44	$1.99	$1.21

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income
Interest and fees on loans	$163,764	$161,102	$166,046	$169,301	$158,912
Securities available for sale	14,770	13,482	13,081	12,063	11,609
Securities held to maturity	4,426	4,350	4,398	4,595	4,870
Other	2,801	3,712	5,019	4,508	2,186
Total interest, fee and dividend income	$185,761	$182,646	$188,544	$190,467	$177,577
Interest expense
Deposits	$44,879	$44,835	$49,426	$52,101	$48,219
Short-term borrowings	1,165	822	915	816	1,046
Long-term debt	445	441	451	450	296
Subordinated debt	611	510	505	547	2,001
Junior subordinated debt	1,698	1,690	1,807	1,890	1,795
Total interest expense	$48,798	$48,298	$53,104	$55,804	$53,357
Net interest income	$136,963	$134,348	$135,440	$134,663	$124,220
Provision for loan losses	$6,136	$5,577	$3,765	$3,100	$4,813
Provision for loan losses - acquisition day 1 non-PCD	-	-	-	-	13,022
Total provision for loan losses	$6,136	$5,577	$3,765	$3,100	$17,835
Net interest income after provision for loan losses	$130,827	$128,771	$131,675	$131,563	$106,385
Noninterest income
Service charges on deposit accounts	$5,194	$5,268	$5,146	$5,100	$4,578
Card services income	6,613	6,028	6,205	6,389	6,077
Retirement plan administration fees	16,928	16,566	14,104	15,913	15,710
Wealth management	10,948	11,134	12,028	11,103	10,678
Insurance services	4,177	4,482	3,917	5,260	4,097
Bank owned life insurance income	2,505	2,659	3,576	3,240	2,180
Net securities gains (losses)	175	442	142	(2)	112
Other	3,187	3,557	4,586	4,402	3,500
Total noninterest income	$49,727	$50,136	$49,704	$51,405	$46,932
Noninterest expense
Salaries and employee benefits	$69,004	$68,759	$65,993	$66,636	$64,155
Technology and data services	11,850	11,510	11,803	11,180	10,804
Occupancy	9,475	11,010	9,267	9,053	9,038
Professional fees and outside services	5,662	5,554	5,826	5,941	5,021
Amortization of intangible assets	3,191	3,348	3,362	3,429	3,042
Reserve for unfunded loan commitments	-	(300)	(100)	(317)	1,702
Acquisition expenses	-	-	-	1,125	17,180
Other	12,256	12,351	15,537	14,096	11,668
Total noninterest expense	$111,438	$112,232	$111,688	$111,143	$122,610
Income before income tax expense	$69,116	$66,675	$69,691	$71,825	$30,707
Income tax expense	16,086	15,533	14,182	17,354	8,197
Net income	$53,030	$51,142	$55,509	$54,471	$22,510
Earnings Per Share
Basic	$1.02	$0.98	$1.06	$1.04	$0.45
Diluted	$1.02	$0.98	$1.06	$1.03	$0.44

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2026		Q1 - 2026		Q4 - 2025		Q3 - 2025		Q2 - 2025
Assets
Short-term interest-bearing accounts	$248,882	3.47%	$356,403	3.56%	$450,719	3.93%	$338,919	4.60%	$146,640	4.61%
Securities taxable(1)	2,633,502	2.70%	2,547,841	2.62%	2,513,465	2.55%	2,464,271	2.46%	2,486,349	2.40%
Securities tax-exempt(1)(5)	209,441	3.59%	192,429	3.63%	194,638	3.48%	196,728	3.48%	221,328	3.65%
FRB and FHLB stock	45,925	5.64%	44,589	5.32%	44,632	4.95%	42,790	5.37%	39,176	5.12%
Loans(1)(6)	11,666,871	5.64%	11,553,561	5.66%	11,564,950	5.70%	11,600,816	5.80%	11,064,920	5.77%
Total interest-earning assets	$14,804,621	5.05%	$14,694,823	5.06%	$14,768,404	5.08%	$14,643,524	5.18%	$13,958,413	5.12%
Other assets	1,300,564		1,315,235		1,317,791		1,344,775		1,242,690
Total assets	$16,105,185		$16,010,058		$16,086,195		$15,988,299		$15,201,103
Liabilities and stockholders’ equity
Money market deposits	$4,273,336	2.64%	$4,188,180	2.64%	$4,222,137	2.78%	$4,077,741	3.01%	$3,808,024	3.00%
Interest-bearing checking deposits	2,118,007	1.02%	2,117,278	1.04%	2,094,105	1.14%	2,059,009	1.10%	1,902,392	0.98%
Savings deposits	2,015,461	0.47%	1,953,096	0.42%	1,919,032	0.42%	1,947,627	0.43%	1,852,027	0.35%
Time deposits	1,351,024	2.68%	1,455,142	2.83%	1,533,062	3.05%	1,633,647	3.26%	1,600,908	3.37%
Total interest-bearing deposits	$9,757,828	1.84%	$9,713,696	1.87%	$9,768,336	2.01%	$9,718,024	2.13%	$9,163,351	2.11%
Federal funds purchased	15,330	3.74%	-	-	-	-	-	-	14,231	4.51%
Repurchase agreements	112,557	2.55%	126,024	2.65%	137,832	2.63%	123,573	2.62%	89,957	2.52%
Short-term borrowings	31,291	3.92%	-	-	-	-	11	4.61%	27,845	4.62%
Long-term debt	43,072	4.14%	43,139	4.15%	44,216	4.05%	44,802	3.98%	30,705	3.87%
Subordinated debt, net	24,259	10.10%	24,655	8.39%	24,338	8.23%	27,085	8.01%	134,684	5.96%
Junior subordinated debt	111,702	6.10%	111,679	6.14%	111,654	6.42%	111,629	6.72%	107,948	6.67%
Total interest-bearing liabilities	$10,096,039	1.94%	$10,019,193	1.95%	$10,086,376	2.09%	$10,025,124	2.21%	$9,568,721	2.24%
Demand deposits	3,814,717		3,811,907		3,848,626		3,849,288		3,634,517
Other liabilities	267,341		273,936		287,158		292,294		285,357
Stockholders’ equity	1,927,088		1,905,022		1,864,035		1,821,593		1,712,508
Total liabilities and stockholders’ equity	$16,105,185		$16,010,058		$16,086,195		$15,988,299		$15,201,103
Interest rate spread		3.11%		3.11%		2.99%		2.97%		2.88%
Net interest margin (FTE)(1)(3)		3.73%		3.72%		3.65%		3.66%		3.59%

Total cost of deposits	$13,572,545	1.33%	$13,525,603	1.34%	$13,616,962	1.44%	$13,567,312	1.52%	$12,797,868	1.51%
Total cost of funds	13,910,756	1.41%	13,831,100	1.42%	13,935,002	1.51%	13,874,412	1.60%	13,203,238	1.62%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Six Months Ended June 30,	2026			2025
Assets
Short-term interest-bearing accounts	$302,346	$5,282	3.52%	$105,150	$2,389	4.58%
Securities taxable(1)	2,590,908	34,186	2.66%	2,444,791	28,520	2.35%
Securities tax-exempt(1)(5)	200,982	3,598	3.61%	220,772	3,968	3.62%
FRB and FHLB stock	45,260	1,231	5.48%	36,338	973	5.40%
Loans(1)(6)	11,610,529	325,302	5.65%	10,526,197	297,422	5.70%
Total interest-earning assets	$14,750,025	$369,599	5.05%	$13,333,248	$333,272	5.04%
Other assets	1,307,859			1,165,806
Total assets	$16,057,884			$14,499,054
Liabilities and stockholders’ equity
Money market deposits	$4,230,993	$55,340	2.64%	$3,653,148	$54,719	3.02%
Interest-bearing checking deposits	2,117,645	10,824	1.03%	1,792,937	8,135	0.91%
Savings deposits	1,984,451	4,358	0.44%	1,712,624	1,806	0.21%
Time deposits	1,402,795	19,192	2.76%	1,526,292	26,147	3.45%
Total interest-bearing deposits	$9,735,884	$89,714	1.86%	$8,685,001	$90,807	2.11%
Federal funds purchased	7,707	143	3.74%	8,287	185	4.50%
Repurchase agreements	119,253	1,539	2.60%	98,678	1,327	2.71%
Short-term borrowings	15,732	305	3.91%	17,498	400	4.61%
Long-term debt	43,105	886	4.14%	29,198	562	3.88%
Subordinated debt, net	24,456	1,121	9.24%	128,044	3,823	6.02%
Junior subordinated debt	111,691	3,388	6.12%	104,590	3,434	6.62%
Total interest-bearing liabilities	$10,057,828	$97,096	1.95%	$9,071,296	$100,538	2.23%
Demand deposits	3,813,319			3,510,487
Other liabilities	270,621			291,139
Stockholders’ equity	1,916,116			1,626,132
Total liabilities and stockholders’ equity	$16,057,884			$14,499,054
Net interest income (FTE)(1)		$272,503			$232,734
Interest rate spread			3.10%			2.81%
Net interest margin (FTE)(1)(3)			3.73%			3.52%
Taxable equivalent adjustment		$1,192			$1,291
Net interest income		$271,311			$231,443

Total cost of deposits	$13,549,203	$89,714	1.34%	$12,195,488	$90,807	1.50%
Total cost of funds	13,871,147	97,096	1.41%	12,581,783	100,538	1.61%

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Operating net income
Net income	$53,030	$51,142	$55,509	$54,471	$22,510
Acquisition expenses	-	-	-	1,125	17,180
Acquisition-related provision for credit losses	-	-	-	-	13,022
Acquisition-related reserve for unfunded loan commitments	-	-	-	-	532
Securities (gains) losses	(175)	(442)	(142)	2	(112)
Adjustments to net income	$(175)	$(442)	$(142)	$1,127	$30,622
Adjustments to net income (net of tax)	$(134)	$(338)	$(113)	$851	$22,413
Operating net income	$52,896	$50,804	$55,396	$55,322	$44,923
Operating diluted earnings per share	$1.01	$0.97	$1.05	$1.05	$0.88

	6 Months Ended June 30,
	2026	2025
Operating net income
Net income	$104,172	$59,255
Acquisition expenses	-	18,401
Acquisition-related provision for credit losses	-	13,022
Acquisition-related reserve for unfunded loan commitments	-	532
Securities (gains)	(617)	(8)
Adjustments to net income	$(617)	$31,947
Adjustments to net income (net of tax)	$(472)	$24,120
Operating net income	$103,700	$83,375
Operating diluted earnings per share	$1.98	$1.70

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
FTE adjustment
Net interest income	$136,963	$134,348	$135,440	$134,663	$124,220
Add: FTE adjustment	614	578	581	594	655
Net interest income (FTE)	$137,577	$134,926	$136,021	$135,257	$124,875
Average earning assets	$14,804,621	$14,694,823	$14,768,404	$14,643,524	$13,958,413
Net interest margin (FTE)(3)	3.73%	3.72%	3.65%	3.66%	3.59%

	6 Months Ended June 30,
	2026	2025
FTE adjustment
Net interest income	$271,311	$231,443
Add: FTE adjustment	1,192	1,291
Net interest income (FTE)	$272,503	$232,734
Average earning assets	$14,750,025	$13,333,248
Net interest margin (FTE)(3)	3.73%	3.52%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Tangible equity to tangible assets
Total equity	$1,943,919	$1,914,397	$1,896,216	$1,853,146	$1,805,166
Intangible assets	504,395	507,586	510,934	515,090	518,519
Total assets	$16,214,957	$16,204,406	$15,995,121	$16,112,584	$16,014,781
Tangible equity to tangible assets	9.16%	8.96%	8.95%	8.58%	8.30%

	2026		2025
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Return on average tangible common equity
Net income	$53,030	$51,142	$55,509	$54,471	$22,510
Amortization of intangible assets (net of tax)	2,393	2,511	2,522	2,572	2,282
Net income, excluding intangibles amortization	$55,423	$53,653	$58,031	$57,043	$24,792

Average stockholders’ equity	$1,927,088	$1,905,022	$1,864,035	$1,821,593	$1,712,508
Less: average goodwill and other intangibles	506,308	509,643	513,728	517,271	471,159
Average tangible common equity	$1,420,780	$1,395,379	$1,350,307	$1,304,322	$1,241,349
Return on average tangible common equity(3)	15.65%	15.59%	17.05%	17.35%	8.01%

	6 Months Ended June 30,
	2026	2025
Return on average tangible common equity
Net income	$104,172	$59,255
Amortization of intangible assets (net of tax)	4,904	3,865
Net income, excluding intangibles amortization	$109,076	$63,120

Average stockholders’ equity	$1,916,116	$1,626,132
Less: average goodwill and other intangibles	507,966	434,897
Average tangible common equity	$1,408,150	$1,191,235
Return on average tangible common equity	15.62%	10.69%

(2)	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
(3)	Annualized.
(4)	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
(5)	Securities are shown at average amortized cost.
(6)	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.